Exhibit 99.1
UTi WORLDWIDE NAMES NEW CHIEF EXECUTIVE OFFICER
— Eric W. Kirchner Appointed CEO; Joins Company from UPS Supply Chain Solutions –
— Roger I. MacFarlane to Become Non-Executive Chairman –
     Long Beach, Calif., January 5, 2009 – UTi Worldwide (NASDAQ: UTIW) today announced that it has appointed Eric W. Kirchner as chief executive officer, with an effective date expected on or about January 19, 2009. Mr. Kirchner also will become a member of UTi’s Board of Directors. Mr. Kirchner succeeds Roger I. MacFarlane, one of the company’s original founders. Mr. MacFarlane, 63, will serve in a transitional role through April 2009, at which time he will retire as an employee of the company, as previously announced. Mr. MacFarlane will remain a member of the Board of Directors and will become the Company’s non-executive Chairman effective on Mr. Kirchner’s start date. Tiger Wessels, who currently holds such position, will continue to serve as a member of the Company’s Board of Directors.
     Mr. MacFarlane said, “We are very pleased to have Eric join UTi during this exciting period in the company’s history. We believe UTi has built an effective platform for future growth and has the right strategy of providing world-class supply chain services and solutions for clients. Eric’s deep industry knowledge and experience will be invaluable to the company as we continue to grow our business and improve financial performance, develop our role as an industry leader in client centricity and implement appropriate responses to current economic challenges. He is the best person to lead the company at this point in our CLIENTasONE strategy and the longer term journey beyond.”
     Mr. Kirchner stated, “I am excited to be joining UTi Worldwide. UTi has long been viewed as an innovator in the industry and as being on the leading edge of delivering integrated supply chain solutions for many years. The company has grown rapidly into a global player with a strong reputation for client service. UTi has a sound client base that continues to expand, and through its CLIENTasONE strategy, the company is well positioned to deliver value in markets that will grow well into the future. In this business, people are a company’s most important asset. To that end, I look forward to working with the successful team at UTi and building on the company’s leadership role by delivering even greater value for all stakeholders.”
     Eric W. Kirchner, 49, comes to UTi Worldwide from UPS Supply Chain Solutions where he most recently served as President of Freight Forwarding overseeing a global organization responsible for strategy, financial performance and revenue growth for freight forwarding services. He was also ultimately responsible for network management, capacity planning and procurement for the freight forwarding business. He joined UPS Supply Chain Solutions when it acquired Menlo Worldwide Forwarding, Inc. in 2004 where he served as chief operating officer.
     Mr. Kirchner brings more than 27 years of experience in the transportation and logistics industry to UTi Worldwide. His background includes roles in operations, sales and marketing and general management. During his career, Mr. Kirchner has directed transportation and commercial air and ocean carrier relationships and has also managed contract logistics operations. He has extensive experience in managing global customer relationships and overseeing acquisition integration and business process transformation.
     Prior to his career at UPS Supply Chain Solutions, Mr. Kirchner served in roles of increasing responsibility at Emery Worldwide and Menlo Worldwide Forwarding, Inc., divisions of Con-Way, Inc. Mr. Kirchner began his career at Consolidated Freightways Corporation, where he had several fast-track assignments in the company’s rapidly growing airfreight forwarding business.
     Mr. Kirchner holds a bachelor’s degree from Indiana University and has completed the Stanford Executive Program at Stanford University.
About UTi Worldwide:
     UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers, and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.
Safe Harbor Statement:
     Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act

of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such statements may include, but are not limited to, the anticipated timing of Mr. Kirchner’s start date with the company. Many circumstances beyond the Company’s control may impact or delay this timing. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, the company cannot assure the reader that the forward-looking statements will be realized in the timeframe anticipated or at all. In light of the uncertainties inherent in forward-looking information, the inclusion of such information should not be regarded as a representation by UTi or any other person. Accordingly, investors are cautioned not to place undue reliance on our forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
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